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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 9, 1997


                           American Vantage Companies
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             (Exact name of Registrant as specified in its charter)


             Nevada                 0-10061                     04-2709807
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(State or other jurisdiction of   (Commission                 (I.R.S. Employer
 incorporation or organization)   File Number)               Identification No.)


             6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103
         ---------------------------------------------------------------
             (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (702) 227-9800


                        American Casino Enterprises, Inc.
          (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

         On May 9, 1997, American Vantage Companies (the "Company") purchased approximately 40 acres of undeveloped land (the "Property") in North Las Vegas, Nevada from Sunrise Park, Inc. (the "Sellers"). The Sellers are unrelated to the Company, and the price of the transaction was determined by arm's-length negotiation. The total purchase price paid by the Company for the Property was $3,500,000. The Company used working capital generated from its operations to pay the purchase price, which was paid in cash.

         The Property is designated for use as a cemetery, funeral home and mortuary by the City of North Las Vegas. The Company plans to build a funeral home, a crematory and one or more mausoleums on the Property. The Company also plans to conduct excavation and landscaping projects on the Property, and to begin operation of the cemetery, funeral home and mortuary in 1998. The Planning Commission of the City of North Las Vegas has given the Company until April 1999 to complete development and construction at the Property. Although the Company anticipates timely completion of such projects and receiving the necessary approvals from the Planning Commission, there is no assurance that the Company will be able to do so.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 20, 1997                           AMERICAN VANTAGE COMPANIES

                                             By:/s/ Roy K. Keefer
                                                ________________________________
                                                    Roy K. Keefer
                                                    Chief Financial Officer




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